UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd.
The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 9, 2015, Ronald A. Ballschmiede, 59, was elected Executive Vice President & Chief Financial Officer of the Company. Mr. Ballschmiede was also elected Chief Accounting Officer of the Company. He replaces Kevan M. Blair, who has held those positions on an interim basis since July 2015, and who, effective with Mr. Ballschmiede's election, has resumed his former position as Senior Vice President, Corporate Finance.

From June 2006 until his retirement in March 2015, Mr. Ballschmiede was Executive Vice President & Chief Financial Officer of Chicago Bridge & Iron Company N.V. (CB&I). Based in The Haag, Netherlands, CB&I is a leading engineering, procurement and construction contractor with approximately $13 billion in sales and 54,000 employees. Prior to that, from July 2002 to June 2006 he was a partner of Deloitte, and from June 1977 to July 2002, he was at Arthur Andersen where he became a partner in 1989.

Mr. Ballschmiede joined the Board of Directors of SemGroup Corporation of Tulsa, Oklahoma in November 2009, and served as Chairman of its Audit Committee from November 2009 to May, 2015. In addition to continuing to serve on its Audit Committee, since May 2015, Mr. Ballschmiede has served as Chairman of its Nominating and Governance Committee. SemGroup is a New York Stock Exchange company that moves energy through a network of pipelines, terminals and storage tanks, primarily for independent oil and natural gas producers in the United States, Canada, Mexico, and the United Kingdom.

Mr. Ballschmiede holds a B.S. in Accounting from Northern Illinois University and is a Certified Public Accountant.

Mr. Ballschmiede will be compensated, as follows:

Annual Salary:	$400,000
Restricted Stock Award:	An award of 100,000 shares of the Company's common stock subject to restrictions on their sale or transfer that lapse in two equal installments on the first two anniversaries of the November 9, 2015 award date.
Incentive Compensation:	Mr. Ballschmiede will participate in any incentive compensation plan that is adopted by the Company's Compensation Committee for 2016 with a target incentive compensation of 170% of his salary.
Benefits:	Mr. Ballschmiede is entitled to the same health, life insurance, disability and other like benefits as are made available to the Company's senior managers generally, and on the same terms and conditions as well as four weeks of paid time off, which includes sick time and vacation.

Item 8.01    Other Events

On November 9, 2015, the Company issued a press release announcing Mr. Ballschmiede's election as Executive Vice President & Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c)        Exhibits

Exhibit Number	Description
99.1	Press release, dated November 9, 2015 (furnished herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated November 9, 2015 (furnished herewith)